                                   Exhibit (5)

                        Form of Application for a Policy

                             ANNUITY APPLICATION TO
              / / NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
          (A Delaware Corp.) 372 Park Ave. So., New York, N.Y. 10010
                      / / NEW YORK LIFE INSURANCE COMPANY
                     51 Madison Ave., New York, N.Y. 10010

_______________________________________________________________________________

                      SECTION A -- COMPLETE FOR ALL CASES
_______________________________________________________________________________
 1.  PROPOSED ANNUITANT

     ..........................................................................
                First                Middle Initial             Last
 2.  Soc. Sec. (Ins.) No. ............................. 3.  Sex M / /     F / /
_______________________________________________________________________________
 4.  DATE OF BIRTH  Mo .................. Day ............... Year ............
 5.  PLACE OF BIRTH ...........................................................
                                State (Prov.)                 Country
_______________________________________________________________________________
 6.  OWNER'S MAIL ADDRESS (incl. Zip or Postal Code & any apt. no.)
     ..........................................................................
     ..........................................................................
_______________________________________________________________________________
 7.  ANNUITY PLAN
     Flexible Premium: At Age 65 / / .........Yr.  TDB / / (Complete Section B)
     Single Premium Deferred: At Age 65 / / .........Year
     (NYLIAC Only: Interest Guarantee Period: Policy Yr. / / Policy Qtr. / /) Single Premium Immediate: Without Refund / /
       Guaranteed Total Amount / / .......Yrs. Guar., Joint & Survivor / /
     ("Non-Transferable" Policy / /; With Pension Option / /
_______________________________________________________________________________
 8.  TAX QUALIFIED PLANS    IRA / /,    PT / /,    TSA / /,
     Keough / / (Ltd. Jt. Control with Applicant / /)  Other ..................
_______________________________________________________________________________
 9.  PREMIUM AMOUNT $.................................... OR based on immediate
     Annuity Payments of $............... each, payable A / /  S / /  Q / / (if not monthly) beginning on ................................., 19...........
_______________________________________________________________________________
10.  MODE
     Ann / /, Semi / /, Qrtly / /, Mthly / /, C-O-M / /, Nyl-A / /, PT / /,
     Keogh / /, TSA / /, Gov't Allot / /, Other ...............................
_______________________________________________________________________________
11.  CASH PAID $...................................... (If none, enter "none.")
_______________________________________________________________________________
12.  POLICY DATE  Date of issue / /   Other ...................................
_______________________________________________________________________________
13. Is the annuity applied for intended: (a) to replace, in whole or in part, any existing insurance or annuity? Yes / / No / /; (b) to be purchased from insurance or annuity proceeds in any company? Yes / / No / / If "Yes" to (a) or (b), give company, policy number, amount and plan in Q.23.
_______________________________________________________________________________
14.  BENEFICIARY (Subject to change. Full Name and Relationship) ..............
     ..........................................................................
     ..........................................................................
     ..........................................................................
     ..........................................................................
_______________________________________________________________________________
15.  If Joint & Survivor Immediate Annuity applied for:
     Joint Annuitant (Full Name and Relationship to Prop. Annuitant.)
     ..........................................................................
     Birth Date Mo. ..........  Day .......... Yr. ..........  Sex M / /  F / /
_______________________________________________________________________________

            SECTION B -- IF TDB APPLIED FOR, ANSWER QUESTIONS 16-22
_______________________________________________________________________________
16.  Is Proposed Annuitant in a hospital, sanitarium or clinic, or    Yes    No
     unable to be actively at work or to attend school?.............  / /   / /
     If "Yes", TDB may not be applied for.
_______________________________________________________________________________
17.  (a) OCCUPATION ...........................................................
         & DUTIES .............................................................
     (b) Employed by ..........................................................
_______________________________________________________________________________
18.  Proposed Annuitant's Height & Weight? ......ft. ......In; ............lbs.
_______________________________________________________________________________
19.  In last 2 years, has Proposed Annuitant                          Yes    No
     (a) been admitted for more than a total of 5 days, or
         been advised to be admitted to a hospital, sanitarium
         or clinic?.................................................. / /   / /
     (b) had or been treated for any disorder of circulation,
         kidneys, lungs, liver, intestines, blood, brain or
         nervous system?............................................. / /   / /
     (c) applied for or received disability benefits, changed
         occupation because of disability, or had any disorder
         of the joints, back or spine?............................... / /   / /
     If "Yes" to (a), (b) or (c), give reason, dates, names, addresses below.
_______________________________________________________________________________
20.  In last 10 years, has Proposed Annuitant had or been treated     Yes    No
     for
     (a) elevated blood pressure, heart murmur, heart trouble,
         stroke, irregular pulse or abnormal electrocardiogram?...... / /   / /
     (b) cancer, epilepsy, diabetes, or urine albumin or sugar?...... / /   / /
     If "Yes" to (a) or (b), give reason, dates, names,
     addresses below.
_____________________________________________________________________
21.  In last 5 years, has Proposed Annuitant
     (a) had his or her driver's license suspended or revoked?....... / /   / /
     (b) been arrested (not counting dismissed charges)?............. / /   / /
     (c) been counselled, treated, or hospitalized, or been
         absent from work or school, because of the use of
         alcohol or drugs?........................................... / /   / /
     (d) had psychiatric, emotional or mental health condition
         requiring medical treatment or hospitalization?............. / /   / /
     If "Yes" to (a), (b), (c) or (d), complete Confidential
     Form 17480.
_____________________________________________________________________
22.  In last 2 years, did Prop. Annuitant engage in motorized racing, scuba or sky diving, hang-gliding, ballooning,
     ultralight flying, mountaineering or rodeo riding, or now intend
     to do so?....................................................... / /   / /
     If "Yes", submit Form 7663.
_______________________________________________________________________________
23.  ADDITIONAL DETAILS AND SPECIAL REQUESTS (Indicate Ques. No.)
     ..........................................................................
     ..........................................................................
     ..........................................................................
_______________________________________________________________________________
THOSE WHO SIGN THIS APPLICATION AGREE THAT:
1. All of the statements in this application are correctly recorded, and are complete and true to the best of the knowledge and belief of those who made them.
2. No agent is authorized to accept risks, make or change contracts, or give up any of the Insurer's rights or requirements.
3. Unless otherwise stated in Question 23, the Applicant will own the policy and the Proposed Annuitant (if not the Applicant) will be the successor owner.
4. If TDB is applied for, "CASH PAID" with the application provides a limited amount of temporary coverage for up to 60 days. If the terms and conditions of the receipt are met.
5. To put the policy issued in response to this application in force, the policy must be delivered to the Applicant while Proposed Annuitant is living If TDB is applied for and if temporary coverage is not in effect at time of delivery, there must not have been any material change in the insurability of Proposed Annuitant, as described by the application's written statements; this means that these statements would still be complete and true if made at that time.

Dated at _______________________________ on ______________________, 19 ________
I certify I have truly and accurately recorded all answers given to me.

Prop. Annt. (Applicant)________________________________________________________

Applicant (if not Prop. Annt.)_________________________________________________

_______________________________________________________________________________
(Print Applicant's name, Relationship to Prop. Annuitant, Soc. Sec. (Ins.) No.)
_______________________________________________________________________________

Witness _______________________________________________________________________
                                                                          Agent
_______________________________________________________________________________
                             Countersigned by Lic. resident agent (if required)

             REQUIRED WHEN TOTAL DISABILITY BENEFIT IS APPLIED FOR

                                ACKNOWLEDGEMENT
     I have been given a copy of "Information Practices Related to Underwriting Your Application" which tells how New York Life Insurance Company and New York Life Insurance and Annuity Corporation obtain and use data about me. It includes the notice required by the state and federal Fair Credit Reporting Acts and a description of MIB, Inc. (Medical Information Bureau).

                                 AUTHORIZATION
     (In this Authorization, "the Insurer" means New York Life Insurance Company or New York Life Insurance and Annuity Corporation, whichever applies.)
     In order to see if (and on what basis) I qualify for insurance or for the benefits which that insurance may provide, I authorize the following:
     MEDICAL To any physician or practitioner; hospital; medical or medically related facility; insurance company; or MIB. You may give to the Insurer (or any consumer reporting agency acting in its behalf) and to any of its reinsurers data and copies of records you may have about my physical and mental health. The data and records may include important history, findings, diagnoses and treatment.
     OTHER UNDERWRITING INFORMATION To MIB and other insurance companies. You may give to the Insurer and to any of its reinsurers data about my driving record; any criminal activity or association; hazardous sport or aviation activity; use of alcohol or drugs; and other applications for insurance. INVESTIGATIVE CONSUMER REPORT The Insurer may obtain an investigative consumer report. The report may add to or confirm the types of data mentioned above. It may also contain data about my identity; age; residence; marital status; past and present jobs (including work duties); living and economic conditions; and personal and business reputation in the community. In obtaining that report, the Insurer may tell the consumer reporting agency the amount and type of my coverage.
     IDENTIFICATION In order to obtain the data described above, the Insurer may give my name, address, and date and place of birth to the persons or organizations named above.
     RELEASE OF INFORMATION TO OTHERS New York Life Insurance Company may give any data about me that affects insuring me to: its subsidiaries; its affiliates; and its reinsurers. New York Life Insurance and Annuity Corporation may give such data to: its parent company and its subsidiaries and affiliates; and its reinsurers. Further, the Insurer and its reinsurers may give such data to MIB.
     I also authorize the release of these same types of data about any of my children who are to be insured.
     This authorization shall be valid for 30 months from the date shown below. A photocopy of it shall be as valid as the original.
     I know that a copy of this form is in the Insurer's statement on "Information Practices Related to Underwriting your Application".


Date                  , 19
     -----------------    ---    --------------------------------------------
                                    Signature of Proposed Insured (Annuitant)

Witness
       ----------------------------  -----------------------------------------
                            Agent        Signature of Spouse, if proposed for
                                          coverage; or Signature of Parent or
                                     Guardian, if Proposed Insured (Annuitant)
                                                       is Under 14 yrs. 6 mos.

NAMES AND  1.                             3.
ADDRESSES    ---------------------------    --------------------------------
OF FOUR
FRIENDS      ---------------------------    --------------------------------
OR         2.                             4.
RELATIVES    ---------------------------    --------------------------------

             ---------------------------    --------------------------------

          [ ] NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION RECEIPT
          [ ] NEW YORK LIFE INSURANCE COMPANY RECEIPT
        (IN THIS RECEIPT, "WE" AND "OUR" MEAN THE INSURER CHECKED ABOVE.)

Received from                                     on                   , 19
              -----------------------------------    ------------------    ---
the sum of                                        Dollars ($                  )
           --------------------------------------           ------------------
the amount specified in Question 11 of the application bearing the same date and number as this receipt. This payment is received subject to the provisions of this receipt and its Conditional Temporary Coverage Agreement below, which is applicable if TDB is applied for.
     Any check tendered must be made payable to New York Life Insurance Company or New York Life Insurance and Annuity Corporation and will be received subject to collection. This receipt is not transferable.


-------------------------------------------
                 Agent

                    CONDITIONAL TEMPORARY COVERAGE AGREEMENT

   NO COVERAGE IS PROVIDED UNDER THIS RECEIPT UNLESS ALL OF THE CONDITIONS TO COVERAGE ARE FULLY MET. ANY COVERAGE IS TEMPORARY, AND LIMITED IN AMOUNT.

     This agreement provides temporary coverage with respect to any Total Disability Benefit (TDB) rider applied for in the application for the annuity, but only if the following Conditions to Coverage are fully met.

1. CONDITIONS TO COVERAGE.  The Conditions to Coverage are as follows:
   (a) All written representations made in the application for the annuity must be complete and true;
   (b) The sum paid with respect to the annuity in exchange for this receipt must be at least the equivalent of one month's total premium for the annuity and for any Total Disability Benefit (TDB) rider; and
   (c) the Proposed Annuitant must not be in a hospital, sanitarium or clinic, and must be able to be actively at work or to attend school.

2. DATE COVERAGE BEGINS. The temporary coverage will begin on the later of the following dates:
   (a) the date of this receipt;
   (b) the policy date, as specified in the application.

3. AMOUNT OF COVERAGE--MAXIMUM LIMITATIONS. The temporary coverage will provide the same benefits, and be subject to the same provisions, conditions, exceptions, limitations and reductions that would apply under the TDB rider had it become effective, except that our aggregate liability on account of temporary coverage under this receipt shall in no event exceed $300 per month.

                          (continued on reverse side)

4. COVERAGE TERMINATION -- 60 DAY MAXIMUM. The temporary coverage will terminate on the earliest of the following dates:

   (a)  the sixtieth day following the date coverage begins under this receipt;

   (b) the fifth day after we mail to the applicant notice that the application has been declined;

   (c) the date the applicant makes written request for a full refund of the cash payment, in which event all coverage will be void from the start;

   (d)  the date the annuity is put into force.

        If and when the annuity is put into force, we shall have no liability because of the temporary coverage and the liability shall only be as provided under the annuity.

5. LIMITATION ON AUTHORITY. No agent or any medical examiner is authorized to accept risks, make or change contracts, give up any of our rights or requirements, or change the provisions of this receipt.

       NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (A DELAWARE CORP.)
       372 PARK AVE. SO., NEW YORK, N.Y. 10010
       NEW YORK LIFE INSURANCE COMPANY, 51 MADISON AVE., NEW YORK, N.Y. 10010


OP   379537
-------------------------------------------



-------------------------------------------

                              GENERAL INSTRUCTIONS

1. CORRECTIONS. Any corrections must be initialed by the Applicant. Where necessary, the Applicant should strike out and initial the incorrect entry; then make the correct entry.

2. MAIL ADDRESS. If present mail address is temporary (e.g., college or military), specify permanent mail address in Question 23.

3. FOREIGN RESIDENCE. If residence outside U.S. or Canada is contemplated, give details in Ques. 23 about place and length of residence.

4. ANNUITY PLAN.

   (a) If premiums are not to be paid during certain months of the year; indicate "excluding months of __________" after "Other" in Question 10.

   (b) If Joint and Survivor Immediate Annuity is applied for, be sure that either "Without Refund" or "Yrs. Guar." entries are made. Complete Question 15 with regard to the other Annuitant. Both Proposed Annuitants must sign the application.

   (c) Satisfactory evidence of age must be furnished when the application for an immediate annuity is submitted. Acceptable documents to prove age are mentioned in the Annuities section of the Manual for IRA, Keogh Law, TSA, Public Employee Deferred Comp. Plans and Non-Qualified Fixed Benefit Annuities.

5. CASH WITH APPLICATION. Any cash paid with the application must be equal to the full first scheduled premium for the annuity applied for. Cash may not be accepted unless the receipt attached to the application is given in return.

6. BENEFICIARY. If more space is needed to indicate a special beneficiary arrangement, or if a third beneficiary is desired, use Ques. 23.

7. OWNER.

   (a) All notices will be sent to Owner. If Owner is not paying premiums, specify (in Ques. 23) the name & address to whom premium notices are to be sent.

   (b) If a special ownership arrangement is desired, use Ques. 23 to specify the Owner and any successor owner.

   (c) If a Joint and Survivor Immediate Annuity is applied for, and both Proposed Annuitants are to be joint owners, indicate (in Ques. 23) "Owner--Proposed Annuitants, jointly".

   (d) If the Owner is not the Proposed Annuitant or the Applicant, give Owner's name, relationship to Proposed Annuitant and Social Security (Insurance) or Tax Number in Ques. 23. If the Owner is a minor other than the Proposed Annuitant, give Owner's date of birth in Ques. 23.

8. APPLICANT.

   (a) If the Proposed Annuitant is not the Applicant, strike out "Applicant" on the first signature line.

   (b) If the Applicant is a corporation, two corporate officers must sign either as joint Applicants or as Proposed Annuitant and Applicant. Corporate titles and the corporation name must be included.

   (c) If the applicant is a trustee, an authorized trust representative (other than the Proposed Annuitant) must sign as Applicant. Identify the trust by name.

9. PROPOSED ANNUITANT. For a person who has had a name change, including a woman married, widowed, separated or divorced, put former name in ( ) in Question 1.

              INSTRUCTIONS FOR ADDITION OF SUPPLEMENTARY BENEFITS

1. ADDITION OF TDB RIDER. At top of application write "Add-on". In Ques. 23, write "Add TDB rider to policy number ______________." Complete Questions 1-6 and 16-22. Cash may not be accepted.

                     INSTRUCTIONS FOR MISCELLANEOUS CHANGES

1. At top of application write "Change" and the policy number. Answer Questions 1 through 6 only. Describe the change (e.g. removal of TDB) in Question 23. Cash may not be accepted.

PLEASE READ CAREFULLY: Under a variable life insurance policy or multi-funded annuity, any variable benefits are not guaranteed as to dollar amount to the extent that they are based on the investment performance of a separate account.

          APPLICATION SUPPLEMENT FOR VARIABLE LIFE INSURANCE POLICY OR
                              MULTI-FUNDED ANNUITY

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
_______________________________________________________________________________

1. PROPOSED INSURED OR ANNUITANT?______________________________________________

2. NET PREMIUM TO BE ALLOCATED AS FOLLOWS: (INDICATE WHOLE NUMBERS)

       VARIABLE LIFE POLICY                  MULTI-FUNDED ANNUITY
   (A) COMMON STOCK  _____ %             (A) COMMON STOCK  ____ % (Available only with tax-qualified annuities.)
   (B) BOND          _____ %             (B) BOND          ____ %
   (C) MONEY MARKET  _____ %             (C) MONEY MARKET  ____ %
            TOTAL 100%                   (D) FIXED ANNUITY _____% (Not part of Separate Account.)
                                                     TOTAL 100%


3. VARIABLE LIFE POLICY LOAN PROVISION?

    / / Fixed Policy Loan Interest Rate
   / /  Variable Policy Loan Interest Rate (Where permitted by law)

4. SUITABILITY

   (a) Have you, the Proposed Insured (Annuitant) or the Applicant, if other than the Proposed Insured (Annuitant), received a prospectus for the policy or annuity applied for? Yes / / No / /

   (b) Do you understand that, under the policy or annuity applied for (exclusive of any supplementary benefits), the amount of any variable life insurance benefit, cash value, or annuity benefit (whichever is applicable) may increase or decrease depending upon investment experience? Yes / / No / /

   (c) With this in mind, is the policy or annuity in accordance with your
       insurance objectives and anticipated financial needs?   Yes / /  No / /

5. ONLY ANSWER FOR PROPOSED ANNUITANT UNDER MULTI-FUNDED ANNUITY

   (a) Estimated Amount of Annual Fixed Dollar Retirement Income from all sources? $____________ (not including annuity applied for).

   (b) Estimated Amount of Annual Variable Income at Retirement? $__________ (not including annuity applied for).

   (c) Check if Applicant declined to furnish information. / /

NOTE: Upon request, the insurer will furnish illustrations of benefits, including death benefits and cash values, for (a) any variable life insurance policy applied for; and (b) a fixed benefit insurance policy for the same premium.
_______________________________________________________________________________

THOSE PERSONS WHO SIGN BELOW AGREE THAT:

1. All of the statements which are part of the application are correctly recorded, and are complete and true to the best of the knowledge and belief of those persons who made them.

2. No Registered Representative has the right to make any representation not included in the prospectus for the policy or annuity.

3. UNDER THE POLICY OR ANNUITY APPLIED FOR (EXCLUSIVE OF ANY SUPPLEMENTARY BENEFITS), THE AMOUNT OF ANY VARIABLE LIFE INSURANCE BENEFIT (IF GREATER THAN THE MINIMUM DEATH BENEFIT), ANY CASH VALUE OR ANY ANNUITY BENEFIT (WHICHEVER IS APPLICABLE) MAY INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THESE BENEFITS OR VALUES ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Dated at________________________________________on____________________ 19_____

I certify I have truly and accurately recorded all answers given to me.

Witness__________________________________________________________________
                                                Registered Representative
                        Specimen Copy
______________________________________________________________________
Countersigned by Lic. resident Registered Representative (if required)

Signature of Proposed Insured or Annuitant______________________________________

Spouse or Other Required Signature______________________________________________

783-525

NET PART AT THE
  APPLICATION

                                                         AGENT'S STATEMENT

----------------------------------------------------------------------------------------------------------------------------------
                                                 SECTION A -- ANSWER FOR ALL CASES
----------------------------------------------------------------------------------------------------------------------------------
 1. Did you ask each Question in the parts of the application for which you are responsible exactly as set
    forth, were the answers recorded exactly as made to you, and were all necessary signatures obtained in        Yes     No
    your presence? If "No", explain in Q. 18 below ...........................................................    / /     / /
 2. As far as you know, does anyone intend to make a loan, now or in the future, against the cash value of any policy presently in force, because of the purchase of the policy applied for? If "Yes", give details
    in Q. 18 below ...........................................................................................    / /     / /
 3. By reason of this transaction, is replacement involved? If "Yes", give details in Q. 18 below ............    / /     / /
----------------------------------------------------------------------------------------------------------------------------------
 4. Proposed Annuitant's County of Residence ................  7. Source
 5. Annualized Premium Amount $ .............................     / / My Client               / / Direct Mail   / / Group Contract
 6. How well do you know Proposed Annuitant?                      / / Client Referral         / / Canvass       / / COALS Lead
                                                                  / / Unassigned Policyowner  / / Ad Response   / / Other
    / / Well, for ... years  / / Met on solicitation           8. Purpose
    / / Casually, ... years  / / Relative (relationship .....)    / / Personal          Other....................................
----------------------------------------------------------------------------------------------------------------------------------
                                              SECTION B -- ANSWER IF TDB APPLIED FOR
----------------------------------------------------------------------------------------------------------------------------------
 9. If cash was collected with this application, did you give the receipt and explain that no coverage is provided under the receipt unless all conditions to coverage stated in it are met, and did you explain that such
    coverage is temporary and limited in amount? If "No", cash must be refunded. (If Applicant did not give       Yes     No
    you the cash, give the name and address of the person who did in Q. 18 below.) ...........................    / /     / /
10. Are you aware of any information (including any prior rating or declination, physical condition, medical history, hazardous activities, alcoholic or drug habits, personal or financial reputation) which might affect the underwriting of the policy? If "Yes", explain fully in Q. 18 below, even though this information
    may be disclosed in another part of the application. .....................................................    / /     / /
----------------------------------------------------------------------------------------------------------------------------------
    SECTION C -- ANSWER IF POLICY TO BE ADDED TO EXISTING PLAN OR ARRANGEMENT OR IF NYL-A-PLAN OR GOV'T ALLOW. MODE APPLIED FOR
----------------------------------------------------------------------------------------------------------------------------------
11. Arrangement No. (incl. C-O-M, Nyl-A, KPA, PTA, TSA) ..........................................................................
12. (a) Name of Nyl-A-Plan .............................................  (b) Type of Nyl-A-Plan Agreement / / 8071  / / 8072
13. Name of Tax-Qualified plan ...................................................................................................
14. Gov't Allotments (a) Mil. Service Branch ..........  (b) Pay Grade .........  (c) Soc. Sec. (Ins.) No. of Allotter ..........
----------------------------------------------------------------------------------------------------------------------------------
                           SECTION D -- ANSWER IF TRUSTEE IS APPLICANT, OWNER, SUCCESSOR OWNER, OR PAYOR
----------------------------------------------------------------------------------------------------------------------------------
15. Date of Trust .......................................    17. Certified copy of Trust and latest amendment, if any
16. Date of latest amendment, if any ....................        / / will be forwarded  / / furnished with Policy No. ............
----------------------------------------------------------------------------------------------------------------------------------
18. Remarks, Additional Details ...................................................................................................
 ...................................................................................................................................
 ...................................................................................................................................
 ...................................................................................................................................
 ...................................................................................................................................
 ...................................................................................................................................
 ...................................................................................................................................
----------------------------------------------------------------------------------------------------------------------------------
I DECLARE THAT: (a) the application was secured by me personally, and that I have no understanding or agreement with any other person, directly or indirectly, as to commissions or compensation on any policy applied for, except as may be specified below; and
                (b) I have not paid or allowed, and I agree that I will not hereafter pay or allow, either directly or indirectly, any compensation or commission other than below, or any rebate of premium in any manner whatsoever to the
                    Applicant or to any other person.

Name(s) of person(s) sharing commission ............................................................
                                             (if commission is not to be shared, enter "name")                        OFFICE
Share of commission .....................
                                                                                                            "Date Received"
I HEREWITH SUBMIT the cash collected with this application.           Date ............. 19.........
                                                                                                               Stamp Here
18102 Jan. 1983  Signature of Agent ................................................................
                 Signature of any other
                 person(s) sharing commission ......................................................
----------------------------------------------------------------------------------------------------------------------------------